UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas (Address of principal executive offices)		75201 (Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2016, MoneyGram International, Inc. and certain of its subsidiaries entered into Amendment No. 2 to Amended and Restated Credit Agreement, dated December 12, 2016 (the “Amendment”), relating to the Amended and Restated Credit Agreement, dated as of March 28, 2013, with the lenders from time to time party thereto and Bank of America, N.A., as LC Issuer, as the Swing Line Lender, as Administrative Agent and as Collateral Agent. The Amendment, among other things, decreases the aggregate revolving credit commitments from $150 million to $125 million from December 12, 2016 to March 27, 2018 and increases the maximum secured leverage ratio, effective the first quarter of 2017. The Amendment also extends the maturity date of the revolving credit commitments of the extending lenders (which represent commitments of $85.8 million in the aggregate) from March 28, 2018 to September 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: December 15, 2016